UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2014

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6948 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 30, 2014, SPX Corporation (the “Company”) issued the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.

The press release incorporated by reference into this Item 2.02 contains disclosure regarding free cash flow used in continuing operations.  Free cash flow used in continuing operations is defined as net cash flow used in continuing operations, less capital expenditures of continuing operations.  The Company’s management believes that this measure is useful for investors in evaluating the cash flow performance of multi-industrial companies, since it provides insight into the cash flow available to fund such things as equity repurchases, dividends, mandatory and discretionary debt reduction and acquisitions or other strategic investments. In addition, although the use of this measure is limited by the fact that it can exclude certain cash items that are within management’s discretion, this measure is a factor used by the Company’s management in internal evaluations of the overall performance of its business.  Free cash flow used in continuing operations is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”), and should not be considered a substitute for net cash flow from (used in) continuing operations as determined in accordance with GAAP, should be used in combination with cash flows from operating activities as determined in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

The press release also contains disclosure regarding organic revenue growth (decline), which is defined as revenue growth (decline) excluding the effects of foreign currency fluctuations and acquisitions.  The Company’s management believes that this metric is a useful financial measure for investors in evaluating its operating performance for the periods presented because excluding the effect of currency fluctuations and acquisitions, when read in conjunction with the Company’s revenues, presents a useful tool to evaluate the Company’s ongoing operations and provides investors with a tool they can use to evaluate the Company’s management of assets held from period to period.  In addition, organic revenue growth (decline) is one of the factors the Company’s management uses in internal evaluations of the overall performance of its business. This metric, however, is not a measure of financial performance in accordance with GAAP and should not be considered a substitute for revenue growth (decline) as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

The press release also contains disclosure of adjusted diluted net income per share from continuing operations, which is defined as diluted net income per share from continuing operations excluding the gain on the sale of the Company’s joint venture interest in EGS Electrical Group, charges related to the early extinguishment of the Company’s bonds due December 2014, and non-service related costs associated with the Company’s defined benefit pension and postretirement plans (excludes interest cost, returns on plan assets, and actuarial gains/losses), as well as the income tax effects of these items.  The Company’s management views the exclusions related to the gain on sale and the charges on the early extinguishment of the bonds, as well as the related income tax effects of these transactions, as anomalous and not indicative of the Company’s ongoing performance.  The Company believes that inclusion of only the service cost and prior service cost components of pension and postretirement expense better reflects the ongoing costs of providing pension and postretirement benefits to its employees.  Other components of GAAP pension and postretirement expense are mainly driven by market performance, and the Company manages these separately from the operational performance of its business.  The Company believes adjusted diluted net income per share from continuing operations, when read in conjunction with diluted net income per share from continuing operations, gives investors a useful tool to assess and understand the Company’s overall financial performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because it excludes items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of core operations and growth of the Company.  Additionally, the Company’s management uses adjusted diluted net income per share from continuing operations as one measure of the Company’s performance.  The adjusted diluted net income per share from continuing operations measure does not provide investors with an accurate measure of the actual diluted net income per share from continuing operations earned by the Company and should not be considered a substitute for diluted net income per share from continuing operations as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

Refer to the tables included in the press release for the components of the Company’s free cash flow used in continuing operations, organic revenue growth (decline), and adjusted diluted net income per share from continuing operations, and for the reconciliations to their respective comparable GAAP measures.

The information in this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.             Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release issued April 30, 2014, furnished solely pursuant to Item 2.02 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: April 30, 2014	By:	/s/ Jeremy W. Smeltser
Jeremy W. Smeltser
Vice President and
Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued April 30, 2014, furnished solely pursuant to Item 2.02 of Form 8-K.